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                                                                    EXHIBIT 99.1


PRESS RELEASE                                       Source: CPC of America, Inc.

         CPC OF AMERICA ACQUIRES MINORITY INTEREST IN MED ENCLOSURE, LLC

Wednesday February 16, 10:10 am ET

SARASOTA, Fla., Feb. 16 /PRNewswire-FirstCall/ -- CPC of America, Inc. (OTC Bulletin Board: CPCF - News) today announced that it has acquired a minority interest in Med Enclosure, LLC. CPC had formed Med Enclosure, LLC in 1999 as a vehicle for the development of a patented internal puncture closing device and technique known as "MedClose." As of October 2004, CPC held an 80.3% membership interest in that company, with the 19.7% minority membership interest held by a single non-affiliated party. In November 2004, CPC acquired from the minority member a 12% membership interest, and in February 2005, CPC acquired the remaining 7.7% membership interest. Med Enclosure, LLC is now the 100%-owned subsidiary of CPC.